UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 7, 2010

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On May 3, 2010, Robert S. Gluck resigned as the Chief Operating Officer of Smart Balance, Inc. (the “Company”) effective as of June 30, 2010 (the “Separation Date”).  Mr. Gluck’s term as a director of the Company will expire at the Company’s annual meeting of stockholders to be held on May 12, 2010.  Mr. Gluck will not stand for reelection as a director at the Company’s annual meeting.

(e)           In connection with Mr. Gluck’s resignation from the Company, on May 3, 2010, the Compensation Committee of the Board of Directors approved, and the Company entered into, a Separation Agreement and General Release with Mr. Gluck (the “Agreement”). The Agreement provides Mr. Gluck with a right of revocation during the seven-day period following May 3, 2010.  Assuming Mr. Gluck does not revoke the Agreement, the Agreement will become effective on May 11, 2010.  The payments and benefits to which Mr. Gluck is entitled under the Agreement, which are summarized below, are generally subject to Mr. Gluck’s compliance with the terms and conditions of the Agreement.

Pursuant to the terms of the Agreement, Mr. Gluck’s active employment with the Company will continue until the Separation Date, during which time the Company will pay Mr. Gluck his salary in the time and manner that Mr. Gluck currently receives his salary from the Company.  Mr. Gluck will also be eligible to receive a bonus for the six-month period ending on the Separation Date pursuant to the Company’s 2010 Bonus Program under the Company’s Financial Incentive Program in effect as of May 3, 2010.  The determination of this bonus is to be made by the Board of Directors in its sole and absolute discretion and, if paid, shall be payable in a lump sum no later than March 15, 2011. In addition, the Company has agreed to pay Mr. Gluck a total of $1,807,500 in cash ratably over the 24 month period beginning July 1, 2010 (the “Severance Period”).

In consideration for the payments and benefits provided pursuant to the Agreement, Mr. Gluck has agreed (i) to provide assistance to the Company through the Separation Date as the Chief Executive Officer of the Company may request in order to promote the Company’s business and operations and to transition Mr. Gluck’s responsibilities to others, (ii) to make himself reasonably available to the Company during the Severance Period with respect to any matter which Mr. Gluck has knowledge arising out of Mr. Gluck’s employment with the Company, (iii) to make himself reasonably available to the Company after the Severance Period with respect to any litigation matter which Mr. Gluck has knowledge arising out of Mr. Gluck’s employment with the Company, (iv) to forfeit all of his stock options, totaling 2,000,000 options, (v) to a general release of claims against the Company, its directors, officers, shareholders and certain other persons affiliated with the Company of claims related to Mr. Gluck’s employment with the Company, and (vi) to comply with non-competition and non-solicitation restrictions for the Severance Period.

The foregoing description of the Agreement is a summary, is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Separation Agreement and General Release, dated as of May 3, 2010, by and between Smart Balance, Inc. and Robert S. Gluck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2010	SMART BALANCE, INC.
(registrant)

	By:	/s/ Alan S. Gever
Alan S. Gever
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of May 3, 2010, by and between Smart Balance, Inc. and Robert S. Gluck.